Exhibit 28(h)(10)(b)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment to the Fund Participation Agreement (“Agreement”) dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the “Trust”), and Lincoln Life & Annuity Company of New York, a New York insurance company (the “Company”) is effective as of August 27, 2012, regardless of when executed.

AMENDMENT

WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirety.

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

1.	Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

2.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

Date: August 27, 2012	By:	/s/ Kevin J. Adamson
Kevin J Adamson
Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Date: August 27, 2012	By:	/s/ William P. Flory, Jr.
William P. Flory, Jr.
Vice President

SCHEDULE 2

Funds

As of August 27, 2012

LVIP Baron Growth Opportunities Fund

LVIP Capital Growth Fund

LVIP Cohen & Steers Global Real Estate Fund

LVIP Columbia Value Opportunities Fund

LVIP Delaware Bond Fund

LVIP Delaware Growth and Income Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

LVIP Janus Capital Appreciation Fund

LVIP MFS International Growth Fund

LVIP MFS Value Fund

LVIP Mid-Cap Value Fund

LVIP Mondrian International Value Fund

LVIP Money Market Fund

LVIP SSgA Bond Index Fund

LVIP SSgA Developed International 150 Fund

LVIP SSgA Emerging Markets Fund

LVIP SSgA International Index Fund

LVIP SSgA Large Cap 100 Fund

LVIP SSgA Small/Mid Cap 200 Fund

LVIP SSgA S&P 500 Index Fund

LVIP SSgA Small-Cap Index Fund

LVIP T. Rowe Price Growth Stock Fund

LVIP T. Rowe Price Structured Mid-Cap Growth Fund

LVIP Templeton Growth Fund

LVIP Turner Mid-Cap Growth Fund

LVIP Wells Fargo Intrinsic Value Fund

LVIP Delaware Foundation Aggressive Allocation Fund

LVIP Delaware Foundation Conservative Allocation Fund

LVIP Delaware Foundation Moderate Allocation Fund

LVIP Global Income Fund

LVIP Protected Profile Conservative Fund

LVIP Protected Profile Moderate Fund

LVIP Protected Profile Growth Fund

LVIP Protected Profile 2010 Fund

LVIP Protected Profile 2020 Fund

LVIP Protected Profile 2030 Fund

LVIP Protected Profile 2040 Fund

LVIP Protected Profile 2050 Fund

LVIP BlackRock Inflation Protected Bond Fund

LVIP J.P. Morgan High Yield Fund

LVIP Delaware Diversified Floating Rate Fund

LVIP American Global Growth Fund

LVIP American Global Small Capitalization Fund

LVIP American Growth Fund

LVIP American Growth-Income Fund

LVIP American International Fund

LVIP American Balanced Allocation Fund

LVIP American Growth Allocation Fund

LVIP American Income Allocation Fund

LVIP SSgA Conservative Index Allocation Fund

LVIP SSgA Conservative Structured Allocation Fund

LVIP SSgA Moderate Index Allocation Fund

LVIP SSgA Moderate Structured Allocation Fund

LVIP SSgA Moderately Aggressive Index Allocation Fund

LVIP SSgA Moderately Aggressive Structured Allocation Fund

LVIP SSgA Global Tactical Allocation Fund

LVIP Dimensional U.S. Equity Fund

LVIP Dimensional Non-U.S. Equity Fund

LVIP Vanguard Domestic Equity ETF Fund

LVIP Vanguard International Equity ETF Fund

LVIP Dimensional/Vanguard Total Bond Fund

LVIP Protected American Balanced Allocation Fund

LVIP Protected American Growth Allocation Fund

LVIP American Preservation Fund

LVIP BlackRock Emerging Markets Index RPM Fund